Exhibit 99.1

KADANT INC.
One Technology Park Drive
Westford, MA 01886

NEWS

Kadant Reports Fourth Quarter and Fiscal Year 2018 Results
Record Revenue, Bookings and Diluted EPS in FY 2018

WESTFORD, Mass. - February 13, 2019 - Kadant Inc. (NYSE: KAI) reported its financial results for the fourth quarter and fiscal year ended December 29, 2018.

Fourth Quarter Financial Highlights

•	Revenue increased 10% to $164 million

•	Gross margin was 43.3%

•	GAAP diluted EPS increased to $1.61 compared to $0.07 in 2017

•	Adjusted diluted EPS increased 46% from $1.14 to a record $1.66

•	Net income increased to $18.4 million compared to $0.8 million in 2017

•	Adjusted EBITDA increased 20% to $32 million

•	Bookings were $147 million

•	Cash flows from operations decreased 68% to $10 million

Fiscal Year Financial Highlights

•	Revenue increased 23% to a record $634 million

•	Gross margin was 43.9%

•	GAAP diluted EPS increased 93% to a record $5.30

•	Adjusted diluted EPS increased 19% to a record $5.34

•	Net income increased 94% to $60 million

•	Adjusted EBITDA increased 26% to a record $115 million

•	Bookings increased 29% to a record $670 million

•	Cash flows from operations decreased 3% to $63 million

Note: Adjusted diluted EPS and adjusted EBITDA are non-GAAP measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“Our strong performance in the fourth quarter led to record diluted EPS for full-year 2018 driven by solid execution from our existing businesses and excellent contributions from our newly acquired businesses,” said Jonathan Painter, president and chief executive officer. “Our internal revenue growth in 2018, which excludes the impact of acquisitions and foreign currency translation, was 10 percent reflecting the strength of our business. We had record performance for the year in revenue, bookings, adjusted EBITDA, and adjusted diluted EPS.

“Favorable market conditions, especially in North America, contributed to a 10 percent increase in revenue in the fourth quarter of 2018 compared to the prior year period. In particular, our Wood Processing product line had strong double-digit revenue growth to a record $42 million. Our GAAP diluted EPS in the fourth quarter was a strong beat at $1.61 and our adjusted diluted EPS increased 46 percent to a record $1.66. This strong finish to the year helped make 2018 the best year in our history.”

Fourth Quarter 2018 Financials
Revenue increased 10 percent to $163.9 million compared to $149.1 million in the fourth quarter of 2017, and included a $5.0 million decrease from the unfavorable effect of foreign currency translation. Excluding the impact of foreign currency translation, revenue was up 13 percent compared to the fourth quarter of 2017. Gross margin was 43.3 percent. Net income was $18.4 million, or $1.61 per diluted share, compared to $0.8 million, or $0.07 per diluted share, in the fourth quarter of 2017. Adjusted diluted EPS increased 46 percent to a record $1.66 in the fourth quarter of 2018, compared to $1.14 in the fourth quarter of 2017. Adjusted diluted EPS in the fourth quarter of 2018 excludes a $0.14 benefit from discrete tax adjustments made to the provisional amounts recognized as a result of the U.S. tax legislation enacted in December 2017. Adjusted diluted EPS in the fourth quarter of 2018 also excludes $0.10 of acquisition costs and a $0.09 curtailment loss associated with the termination of defined benefit plans at one of our U.S. operations. Adjusted diluted EPS in the fourth quarter of 2017 excludes $0.90 of discrete tax expense related to the U.S. tax legislation enacted in December 2017, $0.17 of acquisition-related costs, and $0.01 of restructuring costs.

Adjusted EBITDA increased 20 percent to $32.0 million compared to $26.7 million in the fourth quarter of 2017. Adjusted EBITDA excludes $1.3 million of acquisition costs in the fourth quarter of 2018. Adjusted EBITDA excludes $2.6 million of acquisition-related costs and $0.2 million of restructuring costs in the fourth quarter of 2017. Cash flows from operations decreased to $10.4 million compared to $32.8 million in the fourth quarter of 2017. Bookings increased to $147.1 million compared to $146.6 million in the fourth quarter of 2017 and included a $4.2 million decrease from the unfavorable effect of foreign currency translation. Excluding the impact of foreign currency translation, bookings increased three percent compared to the fourth quarter of 2017 as stronger bookings in North America and Europe were largely offset by weaker bookings in Asia and South America.

Fiscal Year 2018 Financials
Revenue increased 23 percent to a record $633.8 million compared to $515.0 million in 2017 and included $64.6 million from acquisitions and a $2.6 million increase from the favorable effect of foreign currency translation. Excluding the impact of acquisitions and foreign currency translation, revenue increased 10 percent compared to 2017. Gross margin was 43.9 percent. Net income was $60.4 million, or a record $5.30 per diluted share, compared to $31.1 million, or $2.75 per diluted share, in 2017. Adjusted diluted EPS increased 19 percent to a record $5.34 in 2018, compared to $4.49 in 2017. Adjusted diluted EPS in 2018 excludes a $0.29 benefit from discrete tax items, $0.12 of acquisition-related costs, $0.11 of restructuring costs, and a $0.09 curtailment loss. Adjusted diluted EPS in 2017 excludes $0.90 of discrete tax expense, $0.82 of acquisition-related costs, and $0.01 of restructuring costs.

Adjusted EBITDA increased 26 percent to a record $115.2 million compared to $91.7 million in 2017. Adjusted EBITDA excludes $1.7 million of restructuring costs and $1.6 million of acquisition-related costs in 2018. Adjusted EBITDA excludes $12.0 million of acquisition-related costs and $0.2 million of restructuring costs in 2017. Cash flows from operations decreased three percent to $63.0 million in 2018 compared to $65.2 million in 2017. Bookings increased 29 percent to a record $670.4 million compared to $521.2 million in 2017 and included $78.5 million from acquisitions and a $5.7 million increase from the favorable effect of foreign currency translation. Excluding the impact of acquisitions and foreign currency translation, bookings increased 12 percent compared to 2017.

Summary and Outlook
“Overall, we expect 2019 will be another good year,” Mr. Painter continued. “However, the favorable economic conditions in North America and Europe are somewhat tempered by the weaker economy in China, due in part to uncertainty in trade relations between the U.S. and China, and the potential softening of the U.S. housing market. In addition, the unfavorable effect of foreign currency translation will have a negative effect on our revenue and diluted EPS guidance in 2019.

“We expect to report full year GAAP diluted EPS of $4.75 to $4.90 on revenue of $700 to $710 million. The 2019 guidance includes pre-tax acquisition costs of $0.9 million, or $0.07 per diluted share, pre-tax amortization expense associated with acquired profit in inventory of $4.1 million, or $0.29 per diluted share, and pre-tax amortization expense associated with acquired backlog of $1.2 million, or $0.09 per diluted share. Excluding these items, we expect adjusted diluted EPS of $5.20 to $5.35 for 2019. The 2019 guidance includes a negative effect from foreign currency translation, which is lowering revenue by $16 million and adjusted diluted EPS by $0.21. For the first quarter of 2019, we expect GAAP diluted EPS of $0.77 to $0.83 on revenue of $160 to $165 million. The first quarter of 2019 guidance includes pre-tax acquisition costs of $0.9 million, or $0.07 per diluted share, pre-tax amortization expense associated with acquired profit in inventory of $2.8 million, or $0.20 per diluted share, and pre-tax amortization expense associated with acquired backlog of $1.0 million, or $0.07 per diluted share. Excluding these items, we expect adjusted diluted EPS of $1.11 to $1.17 for the first quarter of 2019.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Thursday, February 14, 2019, at 11:00 a.m. eastern time to discuss its fourth quarter and fiscal year performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors.” To listen to the webcast via teleconference, call 888-326-8410 within the U.S., or +1-704-385-4884 outside the U.S. and reference participant passcode 4619678. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. A replay of the webcast will be available on our website through March 15, 2019.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the fourth quarter and fiscal year results on our website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of foreign currency translation, increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation, adjusted operating income, adjusted net income, adjusted diluted earnings per share (EPS), adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA), and adjusted EBITDA margin.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors to gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Revenue included a $5.0 million unfavorable foreign currency translation effect in the fourth quarter of 2018. Revenue included $64.6 million from acquisitions and a $2.6 million favorable foreign currency translation effect in 2018. We present increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation to provide investors insight into underlying revenue trends.

Adjusted operating income, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted diluted EPS exclude acquisition costs, restructuring costs, other income, and expense related to acquired profit in inventory and backlog. Adjusted net income and adjusted diluted EPS also exclude discrete tax items. All these items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs or income or none at all.

Fourth Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:

•	Pre-tax acquisition costs of $1.3 million in 2018 and $0.4 million in 2017.

•	Pre-tax restructuring costs of $0.2 million in 2017.

•	Pre-tax expense related to acquired profit in inventory and backlog of $2.3 million in 2017.

Adjusted net income and adjusted diluted EPS exclude:

•	After-tax acquisition costs of $1.1 million ($1.3 million net of tax of $0.2 million) in 2018 and $0.2 million ($0.4 million net of tax of $0.2 million) in 2017.

•	After-tax restructuring costs of $0.2 million in 2017.

•	After-tax expense related to acquired profit in inventory and backlog of $1.7 million ($2.3 million net of tax of $0.6 million) in 2017.

•	After-tax curtailment loss of $1.1 million ($1.4 million net of tax of $0.3 million) in 2018.

•
A discrete tax benefit of $1.6 million in 2018 and discrete tax expense of $10.2 million in 2017. The discrete tax expense in 2017 is related to U.S. tax legislation enacted in December 2017. The largest component is tax expense for the deemed repatriation of unremitted foreign earnings. This was partially offset in 2017 by a tax benefit related to adjusting U.S. deferred taxes to the lower enacted tax rate. The discrete tax benefit in 2018 is related to adjustments to the provisional amounts recognized due to the U.S. tax legislation enacted in December 2017.

Fiscal Year
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:

•	Pre-tax restructuring costs of $1.7 million in 2018 and $0.2 million in 2017.

•	Pre-tax acquisition costs of $1.3 million in 2018 and $5.4 million in 2017.

•	Pre-tax expense related to acquired profit in inventory and backlog of $0.3 million in 2018 and $6.6 million in 2017.

Adjusted net income and adjusted diluted EPS exclude:

•	After-tax restructuring costs of $1.3 million ($1.7 million net of tax of $0.4 million) in 2018 and $0.2 million in 2017.

•	After-tax acquisition costs of $1.1 million ($1.3 million net of tax of $0.2 million) in 2018 and $4.5 million ($5.4 million net of tax of $0.9 million) in 2017.

•
After-tax expense related to acquired profit in inventory and backlog of $0.2 million ($0.3 million net of tax of $0.1 million) in 2018 and $4.9 million ($6.6 million net of tax of $1.7 million) in 2017.

•	After-tax curtailment loss of $1.1 million ($1.4 million net of tax of $0.3 million) in 2018.

•
A discrete tax benefit of $3.2 million in 2018 and discrete tax expense of $10.2 million in 2017. The discrete tax benefit in 2018 is related to the reversal of tax reserves associated with uncertain tax positions and adjustments to the provisional amounts recognized due to the U.S. tax legislation enacted in December 2017.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

-more-

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Twelve Months Ended
Consolidated Statement of Income (a)	Dec. 29, 2018	Dec. 30, 2017	Dec. 29, 2018	Dec. 30, 2017

Revenues	$163,935	$149,140	$633,786	$515,033
Costs and Operating Expenses:
Cost of revenues	92,990	84,517	355,505	283,886
Selling, general, and administrative expenses	43,618	43,820	177,414	159,756
Research and development expenses	2,503	2,559	10,552	9,563
Restructuring costs	—	203	1,717	203
	139,111	131,099	545,188	453,408
Operating Income	24,824	18,041	88,598	61,625
Interest Income	44	147	379	447
Interest Expense	(1,712)	(1,525)	(7,032)	(3,547)
Other Expense, Net	(1,681)	(235)	(2,417)	(872)

Income Before Provision for Income Taxes	21,475	16,428	79,528	57,653
Provision for Income Taxes	2,907	15,520	18,482	26,070
Net Income	18,568	908	61,046	31,583
Net Income Attributable to Noncontrolling Interest	(146)	(148)	(633)	(491)
Net Income Attributable to Kadant	$18,422	$760	$60,413	$31,092

Earnings per Share Attributable to Kadant:
Basic	$1.66	$0.07	$5.45	$2.83
Diluted	$1.61	$0.07	$5.30	$2.75

Weighted Average Shares:
Basic	11,107	11,007	11,086	10,991
Diluted	11,436	11,402	11,400	11,312

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (b)	Dec. 29, 2018	Dec. 29, 2018	Dec. 30, 2017	Dec. 30, 2017

Net Income and Diluted EPS Attributable to Kadant, as Reported	$18,422	$1.61	$760	$0.07
Adjustments for the Following:
Curtailment Loss, Net of Tax (c)	1,078	0.09	—	—
Restructuring Costs, Net of Tax	—	—	154	0.01
Acquisition Costs, Net of Tax	1,096	0.10	184	0.02
Amortization of Acquired Profit in Inventory and Backlog, Net of Tax (g,h)	—	—	1,667	0.15
Discrete Tax Items	(1,577)	(0.14)	10,205	0.90
Adjusted Net Income and Adjusted Diluted EPS (b)	$19,019	$1.66	$12,970	$1.14

-more-

	Twelve Months Ended		Twelve Months Ended
	Dec. 29, 2018	Dec. 29, 2018	Dec. 30, 2017	Dec. 30, 2017

Net Income and Diluted EPS Attributable to Kadant, as Reported	$60,413	$5.30	$31,092	$2.75
Adjustments for the Following:
Curtailment Loss, Net of Tax (c)	1,078	0.09	—	—
Restructuring Costs, Net of Tax	1,308	0.11	154	0.01
Acquisition Costs, Net of Tax	1,096	0.10	4,458	0.39
Amortization of Acquired Profit in Inventory and Backlog, Net of Tax (g,h)	189	0.02	4,858	0.43
Discrete Tax Items	(3,249)	(0.29)	10,205	0.90
Adjusted Net Income and Adjusted Diluted EPS (b)	$60,835	$5.34	$50,767	$4.49

				Increase
	Three Months Ended		Increase (Decrease)	(Decrease)
Revenues by Product Line	Dec. 29, 2018	Dec. 30, 2017		Excluding FX (b,d)
Stock-Preparation	$57,091	$54,442	$2,649	$4,156
Fluid-Handling	33,330	31,037	2,293	3,195
Doctoring, Cleaning, & Filtration	28,667	26,710	1,957	2,925
Papermaking Systems	119,088	112,189	6,899	10,276
Wood Processing Systems	42,031	34,003	8,028	9,646
Fiber-Based Products	2,816	2,948	(132)	(132)
	$163,935	$149,140	$14,795	$19,790

				Increase
				Excluding
	Twelve Months Ended		Increase	Acquisitions
	Dec. 29, 2018	Dec. 30, 2017		and FX (b,d)
Stock-Preparation	$221,933	$193,838	$28,095	$23,888
Fluid-Handling	131,830	104,136	27,694	14,809
Doctoring, Cleaning, & Filtration	116,136	109,631	6,505	6,604
Papermaking Systems	469,899	407,605	62,294	45,301
Wood Processing Systems	151,366	95,053	56,313	6,133
Fiber-Based Products	12,521	12,375	146	146
	$633,786	$515,033	$118,753	$51,580

-more-

	Three Months Ended		Increase (Decrease)	Increase
Revenues by Geography (e)	Dec. 29, 2018	Dec. 30, 2017		Excluding FX (b,d)
North America	$78,538	$68,391	$10,147	$11,126
Europe	43,244	44,816	(1,572)	169
Asia	31,151	24,785	6,366	7,758
Rest of World	11,002	11,148	(146)	737
	$163,935	$149,140	$14,795	$19,790

				Increase
				Excluding
	Twelve Months Ended		Increase	Acquisitions
	Dec. 29, 2018	Dec. 30, 2017		and FX (b,d)
North America	$305,618	$238,483	$67,135	$21,257
Europe	174,681	157,994	16,687	692
Asia	109,688	78,443	31,245	29,407
Rest of World	43,799	40,113	3,686	224
	$633,786	$515,033	$118,753	$51,580

				Increase
	Three Months Ended		Increase (Decrease)	(Decrease)
Bookings by Product Line	Dec. 29, 2018	Dec. 30, 2017		Excluding FX (d)
Stock-Preparation	$41,371	$50,435	$(9,064)	$(8,313)
Fluid-Handling	30,867	30,689	178	1,071
Doctoring, Cleaning, & Filtration	32,938	26,715	6,223	7,319
Papermaking Systems	105,176	107,839	(2,663)	77
Wood Processing Systems	38,971	35,076	3,895	5,350
Fiber-Based Products	2,940	3,704	(764)	(764)
	$147,087	$146,619	$468	$4,663

				Increase
				(Decrease)
				Excluding
	Twelve Months Ended		Increase (Decrease)	Acquisitions
	Dec. 29, 2018	Dec. 30, 2017		and FX (d)
Stock-Preparation	$228,444	$199,720	$28,724	$22,714
Fluid-Handling	138,230	110,441	27,789	12,652
Doctoring, Cleaning, & Filtration	119,541	113,069	6,472	6,539
Papermaking Systems	486,215	423,230	62,985	41,905
Wood Processing Systems	172,184	85,248	86,936	23,839
Fiber-Based Products	12,028	12,703	(675)	(675)
	$670,427	$521,181	$149,246	$65,069

-more-

	Three Months Ended		Twelve Months Ended
Business Segment Information (a)	Dec. 29, 2018	Dec. 30, 2017	Dec. 29, 2018	Dec. 30, 2017
Gross Margin:
Papermaking Systems	44.1%	45.6%	44.9%	46.7%
Wood Processing Systems	40.2%	34.8%	40.3%	36.3%
Fiber-Based Products	53.1%	54.5%	50.8%	51.2%
	43.3%	43.3%	43.9%	44.9%

Operating Income:
Papermaking Systems	$22,052	$19,822	$83,454	$73,069
Wood Processing Systems	9,857	3,494	31,237	10,005
Corporate and Other	(7,085)	(5,275)	(26,093)	(21,449)
	$24,824	$18,041	$88,598	$61,625

Adjusted Operating Income (b, f):
Papermaking Systems	$22,052	$20,219	$85,171	$74,059
Wood Processing Systems	9,857	5,930	31,489	21,168
Corporate and Other	(5,764)	(5,275)	(24,772)	(21,449)
	$26,145	$20,874	$91,888	$73,778

Capital Expenditures:
Papermaking Systems	$2,880	$7,792	$12,717	$14,359
Wood Processing Systems	686	684	3,272	2,333
Corporate and Other	176	87	570	589
	$3,742	$8,563	$16,559	$17,281

	Three Months Ended		Twelve Months Ended
Cash Flow and Other Data	Dec. 29, 2018	Dec. 30, 2017	Dec. 29, 2018	Dec. 30, 2017
Cash Provided by Operations	$10,435	$32,836	$62,985	$65,164
Depreciation and Amortization Expense	5,829	6,319	23,568	19,375

Balance Sheet Data			Dec. 29, 2018	Dec. 30, 2017
Assets
Cash, Cash Equivalents, and Restricted Cash			$46,117	$76,846
Accounts Receivable, net			92,624	89,624
Inventories			86,373	84,933
Unbilled Revenues			15,741	2,374
Property, Plant and Equipment, net			80,157	79,723
Intangible Assets			113,347	133,036
Goodwill			258,174	268,001
Other Assets			33,216	26,557
			$725,749	$761,094
Liabilities and Stockholders' Equity
Accounts Payable			$35,720	$35,461
Debt Obligations			171,434	237,011
Capital Lease Obligations			4,387	5,069
Other Liabilities			139,637	151,049
Total Liabilities			351,178	428,590
Stockholders' Equity			374,571	332,504
			$725,749	$761,094

-more-

Adjusted Operating Income and Adjusted EBITDA		Three Months Ended		Twelve Months Ended
Reconciliation (a, b)		Dec. 29, 2018	Dec. 30, 2017	Dec. 29, 2018	Dec. 30, 2017
Consolidated
	Net Income Attributable to Kadant	$18,422	$760	$60,413	$31,092
	Net Income Attributable to Noncontrolling Interest	146	148	633	491
	Provision for Income Taxes	2,907	15,520	18,482	26,070
	Interest Expense, Net	1,668	1,378	6,653	3,100
	Other Expense, Net	1,681	235	2,417	872
	Operating Income	24,824	18,041	88,598	61,625
	Restructuring Costs	—	203	1,717	203
	Acquisition Costs	1,321	373	1,321	5,375
	Acquired Backlog Amortization (g)	—	480	252	1,438
	Acquired Profit in Inventory (h)	—	1,777	—	5,137
	Adjusted Operating Income (b)	26,145	20,874	91,888	73,778
	Depreciation and Amortization	5,829	5,839	23,316	17,937
	Adjusted EBITDA (b)	$31,974	$26,713	$115,204	$91,715

	Adjusted EBITDA Margin (b, i)	19.5%	17.9%	18.2%	17.8%

Papermaking Systems
	Operating Income	$22,052	$19,822	$83,454	$73,069
	Restructuring costs	—	203	1,717	203
	Acquisition Costs	—	124	—	611
	Acquired Profit in Inventory (h)	—	70	—	176
	Adjusted Operating Income (b)	22,052	20,219	85,171	74,059
	Depreciation and Amortization	3,154	3,134	12,561	11,239
	Adjusted EBITDA (b)	$25,206	$23,353	$97,732	$85,298

Wood Processing Systems
	Operating Income	$9,857	$3,494	$31,237	$10,005
	Acquisition Costs	—	249	—	4,764
	Acquired Backlog Amortization (g)	—	480	252	1,438
	Acquired Profit in Inventory (h)	—	1,707	—	4,961
	Adjusted Operating Income (b)	9,857	5,930	31,489	21,168
	Depreciation and Amortization	2,480	2,530	10,065	6,077
	Adjusted EBITDA (b)	$12,337	$8,460	$41,554	$27,245

Corporate and Other
	Operating Loss	$(7,085)	$(5,275)	$(26,093)	$(21,449)
	Acquisition Costs	1,321	—	1,321	—
	Adjusted Operating Income (b)	(5,764)	(5,275)	(24,772)	(21,449)
	Depreciation and Amortization	195	175	690	621
	Adjusted EBITDA (b)	$(5,569)	$(5,100)	$(24,082)	$(20,828)

(a)	Prior period amounts have been restated to conform to the current period presentation as a result of the adoption of the Financial Accounting Standards Board's Accounting Standards Update No. 2017-07.

(b)	Represents a non-GAAP financial measure.

(c)	Represents a curtailment loss associated with the termination of defined benefit plans at one of our U.S. operations.

(d)
Represents the increase (decrease) resulting from the exclusion of acquisitions and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(e)	Geographic revenues are attributed to regions based on customer location.

(f)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

-more-

(g)	Represents intangible amortization expense associated with acquired backlog.

(h)	Represents expense within cost of revenues associated with acquired profit in inventory.

(i)	Calculated as adjusted EBITDA divided by revenue in each period.

-more-

About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with 2,800 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent Kadant’s expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended December 30, 2017 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our customers’ ability to obtain financing for capital equipment projects; the variability and uncertainties in sales of capital equipment in China; international sales and operations; the oriented strand board market and levels of residential construction activity; development and use of digital media; currency fluctuations; price increases or shortages of raw materials; dependence on certain suppliers; our acquisition strategy; failure of our information systems or breaches of data security; changes in government regulations and policies and compliance with laws; our internal growth strategy; competition; soundness of suppliers and customers; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; our debt obligations; restrictions in our credit agreement; loss of key personnel; protection of patents and proprietary rights; fluctuations in our share price; soundness of financial institutions; environmental laws and regulations; anti-takeover provisions; and reliance on third-party research.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
mike.mckenney@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
wes.martz@kadant.com

###